Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Nos. 33-39113, 33-54357, 333-42842, and 333-123512 on Form S-8 of our reports dated July 22, 2004, relating to the consolidated financial statements and consolidated financial statement schedule of Briggs and Stratton Corporation appearing in this Annual Report on Form 10-K of Briggs & Stratton Corporation for the fiscal year ended July 2, 2006.

Deloitte & Touche LLP
Milwaukee, Wisconsin
August 31, 2006